UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 6, 2020

Primo Water Corporation

(Exact name of registrant as specified in its charter)

Canada	001-31410	98-0154711
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Corporate Center III 4221 W. Boy Scout Blvd., Suite 400 Tampa, Florida, United States	33607
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(905) 795-6500 (813) 313-1732

Cott Corporation

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares without nominal or par value	PRMW	New York Stock Exchange
	PRMW	Toronto Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01.	Entry into a Material Definitive Agreement.

On March 6, 2020 (the “Closing Date”), Primo Water Corporation (formerly Cott Corporation) (the “Company”) entered into a credit agreement (the “Credit Agreement”) among the Company, as parent borrower, Cott Holdings Inc. and Eden Springs Nederland B.V., each as subsidiary borrowers, certain other subsidiaries of the Company from time to time designated as subsidiary borrowers, Bank of America, N.A., as administrative agent and collateral agent (“Bank of America”), and the lenders from time to time party thereto (collectively, the “Lenders”).

The Credit Agreement provides for a senior secured revolving credit facility in an initial aggregate committed amount of $350 million (the “Revolving Credit Facility”), which may be increased by incremental credit extensions from time to time in the form of term loans or additional revolving credit commitments. The Revolving Credit Facility will mature five years from the Closing Date and includes letter of credit and swing line loan subfacilities. $80 million was drawn under the Revolving Credit Facility on the Closing Date.

Borrowings under the Revolving Credit Facility were used on the Closing Date to refinance in full and terminate the Company’s previously existing Second Amended and Restated Credit Agreement, dated January 30, 2019, by and among the Company, the other loan parties party thereto from time to time, JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent, and the lenders from time to time party thereto (as amended, the “Existing ABL Credit Agreement”). Certain letters of credit outstanding under the Existing ABL Credit Agreement were rolled over under the Revolving Credit Facility on the Closing Date. In addition, the Company may use the Revolving Credit Facility for working capital and other general corporate purposes, including certain capital expenditures and the financing of certain acquisitions.

Borrowings under the Credit Agreement will bear interest at a rate per annum equal to either: (a) a eurocurrency rate equal to the “Eurocurrency Rate,” as determined under the Credit Agreement, plus the applicable margin or (b) a base rate equal to the highest of (i) Bank of America’s prime rate, (ii)1/2 of 1.00% per annum above the federal funds rate, and (iii) the “Eurocurrency Rate,” as determined under the Credit Agreement, for a one month interest period, plus 1.00%, plus the applicable margin. Prior to delivery of financial statements and a compliance certificate for the full fiscal quarter following the Closing Date, the applicable margin for eurocurrency rate loans will be 150 basis points and the applicable margin for base rate loans will be 50 basis points. Thereafter, the applicable margin for eurocurrency rate loans ranges from 137.5 to 200 basis points and the applicable margin for base rate loans ranges from 37.5 to 100 basis points, in each case depending on the Company’s consolidated total leverage ratio. Unutilized commitments under the Credit Agreement are subject to a commitment fee ranging from 20 basis points to 30 basis points per annum depending on the Company’s consolidated total leverage ratio, payable on a quarterly basis.

Initially, the Credit Agreement is guaranteed by certain of the Company’s U.S., Canadian, U.K. and Dutch subsidiaries. Such guarantors also guarantee the Company’s Existing Notes (as defined under the Credit Agreement). Subject to certain exceptions, the debt and guarantees are secured by (i) the assets and property of Cott Holdings Inc. and certain guarantors incorporated in the United States and (ii) equity pledges in certain Canadian, U.K. and Dutch subsidiaries.

The Credit Agreement contains customary covenants, including, among others, limitations on indebtedness, liens, mergers, consolidations, liquidations and sales, payment of dividends, investments, loans and advances, amendments or waivers of organizational documents or subordinated and other debt instruments, and transactions with affiliates. The Credit Agreement also contains certain events of default, including, among others, nonpayment, inaccuracy of representations and warranties, violation of covenants, cross-default to other indebtedness, bankruptcy, material judgments, and a change of control of the Company. Upon the occurrence of an event of default, the Lenders may terminate the commitments and declare all loans due and payable.

The foregoing summary of the Credit Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Credit Agreement attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 1.02	Termination of a Material Definitive Agreement.

In connection with entry into the Credit Agreement, the Existing ABL Credit Agreement was terminated as more fully described under Item 1.01. The information pertaining to the Existing ABL Credit Agreement set forth under Item 1.01 is hereby incorporated by reference herein.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 is hereby incorporated by reference herein.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

10.1*

Credit Agreement, dated as of March 6, 2020, by and among Primo Water Corporation, as parent borrower, Cott Holdings Inc. and Eden Springs Nederland B.V., as subsidiary borrowers, certain other subsidiaries of the Company designated as subsidiary borrowers from time to time, Bank of America, N.A., as administrative agent, collateral agent, lead arranger and bookrunner, and the lenders party thereto.

104	Cover Page Interactive Data (embedded within the Inline XBRL document).

*	The schedules and exhibits to the agreement have been omitted pursuant to Item 601(a)(5) of Regulation S-K. A copy of any omitted schedule or exhibit will be furnished to the Securities and Exchange Commission upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Primo Water Corporation
(Registrant)
March 10, 2020

	By:	/s/ Marni Morgan Poe
Marni Morgan Poe
Chief Legal Officer and Secretary